UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2021

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 10, 2021, Affiliated Managers Group, Inc. (the “Company”) entered into a Second Amendment to Third Amended and Restated Term Credit Agreement (the “Amendment”) among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), which amends that certain Third Amended and Restated Term Credit Agreement, dated as of January 18, 2019 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of January 8, 2021, the “Term Credit Agreement”), among the Company, the several banks and other financial institutions from time to time party thereto, and the Administrative Agent. The Amendment does not change the commercial terms of the Term Credit Agreement other than a reduction in applicable interest rates.

This description is a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 9, 2021. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. The stockholders elected the following individuals to serve as directors until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The table below sets forth the voting results for each director:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Karen L. Alvingham	30,506,352	8,295,182	12,185	731,068
Tracy A. Atkinson	30,865,339	7,936,096	12,284	731,068
Dwight D. Churchill	30,260,382	8,540,719	12,618	731,068
Jay C. Horgen	38,580,976	219,534	13,209	731,068
Reuben Jeffery III	30,662,292	8,138,934	12,493	731,068
Félix V. Matos Rodríguez	31,304,483	7,496,823	12,413	731,068
Tracy P. Palandjian	30,456,687	8,345,179	11,853	731,068

2. Non-Binding Advisory Vote on Executive Compensation. The stockholders voted to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. The table below sets forth the voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-on-Pay	32,089,505	6,701,309	22,905	731,068

3. Ratification of the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. The table below sets forth the voting results:

	Votes For	Votes Against	Abstentions
PwC Ratification	36,377,149	3,154,880	12,758

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Third Amended and Restated Term Credit Agreement, dated as of June 10, 2021, among Affiliated Managers Group, Inc., as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 11, 2021	By:	/s/ David M. Billings
	Name:	David M. Billings
	Title:	General Counsel and Secretary

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